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                                   EXHIBIT 23







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Buffets, Inc. on Form S-8 related to the 1995 Stock Option Plan, the 1988 Incentive Stock Option Plan and the 1985 Stock Option Plan of our report dated February 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. and Subsidiaries for the year ended January 3, 1996.








Deloitte & Touche LLP
Minneapolis, Minnesota
March 27, 1996